415765.1
PRICING SUPPLEMENT NO. 12                                         Rule 424(b)(3)
DATED:  October 8, 1999                                       File No. 333-83049
(To Prospectus  dated August 9, 1999
and Prospectus Supplement dated August 9, 1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:          Floating Rate Notes [x]  Book Entry Notes [x]
$100,000,000

Original Issue Date:       Fixed Rate Notes [ ]     Certificated Notes [ ]
10/12/1999

Maturity Date: 9/29/2000   CUSIP#: 073928LC5

Option to Extend Maturity:    No    [x]
                              Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------          --------             -------            --------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Rate                 Interest Reset Date(s):  *

[ ]   Treasury Rate                      Interest Reset Period:  Quarterly

[ ]   LIBOR Reuters                      Interest Payment Date(s):  **

[x]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:  5.61125%         Interest Payment Period:  Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  +0.10%

*  12/30/1999, 3/30/2000 and 6/30/2000.

** 12/30/1999, 3/30/2000, 6/30/2000 and 9/29/2000.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.